Exhibit 99.1

POKERTEK REGAINS COMPLIANCE WITH NASDAQ MINIMUM BID PRICE REQUIREMENT

Matthews, NC – May 9, 2012  PokerTek, Inc. (NASDAQ: PTEK), today announced that it received written notification on May 7, 2012 from the Nasdaq Listing Qualifications Department that it has regained compliance with the minimum closing bid price requirement of $1.00 per share for continued listing of its common stock on the Nasdaq Capital Market, as set forth in Nasdaq Listing Rule Section 5550(a)(2). As of May 7, 2012, its common shares achieved a closing bid price of $1.00 or more for 10 consecutive business days.

About PokerTek, Inc.:
PokerTek, Inc. (NASDAQ:PTEK) is a licensed gaming company headquartered in Matthews, NC that develops and markets electronic table game solutions for the gaming industry. www.PokerTek.com.

Contact:
Tracy Egan
VP of Marketing
PokerTek, Inc.
704.849.0860 x106

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are made in accordance with the Private Securities Litigation Reform Act of 1995. Our actual results may differ materially from those implied in these forward-looking statements as a result of many factors, including, but not limited to, the impact of global macroeconomic and credit conditions on our business and the business of our suppliers and customers, overall industry environment, customer acceptance of our products, delay in the introduction of new products, further approvals of regulatory authorities, adverse court rulings, production and/or quality control problems, the denial, suspension or revocation of permits or licenses by regulatory or governmental authorities, termination or non-renewal of customer contracts, competitive pressures, and our financial condition, including our ability to maintain sufficient liquidity to operate our business. These and other risks and uncertainties are described in more detail in our most recent annual report on Form 10-K and other reports filed with the Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made. We undertake no obligation to update or revise such statements to reflect new circumstances or unanticipated events as they occur, except as required by applicable laws, and you are urged to review and consider disclosures that we make in the reports that we file with the Securities and Exchange Commission that discuss other factors germane to our business.